                                                                   Exhibit 10.31


                        PURCHASE AND SALE AGREEMENT AMONG

                 SLATTERY TRUST, STARBUCKS TRUST, TODD GRABOIS,
                    ROBERT NOVAK, PRENTIS B. TOMLINSON, JR.,
                 CALIBRE OIL & GAS, INC., CALIBRE ENERGY, L.L.C.

                                     AND

                               BENZ ENERGY LTD.


                                April 22, 1998

                                    INDEX
                                    -----


SECTION           TITLE                                                PAGE
-------           -----                                                ----


         RECITALS.........................................................2

1.       INTERPRETATION...................................................3

2.       SALE AND PURCHASE BETWEEN CALIBRE LLC AND THE PURCHASE...........7

5.       REPRESENTATIONS AND WARRANTIES..................................10

6.       COVENANTS.......................................................22

7.       CLOSING.........................................................28

8.       TERMINATION.....................................................31

9.       GENERAL PROVISIONS..............................................32

10.      COUNTERPARTS....................................................34

                        PURCHASE AND SALE AGREEMENT

     PURCHASE AND SALE AGREEMENT dated for reference this 22nd day of April, 1998.

AMONG:
          SLATTERY TRUST, of P.O. Box 61268, Houston, Texas 77208-1268

          ("Slattery")

                                                              OF THE FIRST PART

AND:      STARBUCKS TRUST, of P.O. Box 61268, Houston, Texas 77208-1268

          ("Starbucks")

                                                             OF THE SECOND PART

AND:      TODD GRAB01S, of 8919 Ashridge Park, Spring, Texas 77379

          ("Grabois")

                                                              OF THE THIRD PART

AND:      ROBERT NOVAK, of 6326 Willgus Trail, Lane, Texas 77066

          ("Novak")

                                                             OF THE FOURTH PART


AND:      PRENTIS B. TOMLINSON. JR, of 1000 Louisiana, Suite 1500,
          Houston, Texas 77002

          ("Tomlinson")

                                                              OF THE FIFTH PART

AND:      CALIBRE OIL & GAS, INC. of 1000 Louisiana, Suite 1500,
          Houston, Texas 77002

          ("Calibre Inc.")

                                                              OF THE SIXTH PART

AND:      CALIBRE ENERGY L.L.C. of 1000 Louisiana, Suite 1500,
          Houston, Texas 77002

          ("Calibre LLC")

                                                            OF THE SEVENTH PART

AND:      BENZ ENERGY LTD. of 1305 - 1090 West Georgia Street,
          Vancouver, British Columbia, V6E 3V7

          (the "Purchaser")

                                                             OF THE EIGHTH PART

WHEREAS:

A. Calibre LLC owns 1000 common shares in the capital of Calibre Inc. (the "CI Shares"), being 100% of the issued and outstanding shares in the capital of Calibre Inc.

B. Calibre Inc. owns the oil and gas interests and properties described in the attached Schedule "A" (the "Calibre Properties") and has the liabilities described in the attached Schedule "D" (the "Calibre
Liabilities");

C .    Slattery, Starbucks, Grabois and Novak (the "Members") own, among other assets, the oil and gas interests and properties described in Schedule "B" hereof (the "Member Properties");

D. Tomlinson owns, among other assets, the oil and gas interests and properties described in Schedule "C" hereof (the "Tomlinson Properties");

E. Calibre LLC, the Members, Tomlinson and the Purchaser entered into a letter of understanding dated November 17, 1997 (the "Letter of Understanding") which set forth the terms and conditions under which:

       (1) the Purchaser agreed to purchase from Calibre LLC and Calibre LLC agreed to sell to the Purchaser all of the CI Shares;

       (2) the Purchaser agreed to purchase from the Members and the Members agreed to sell to the Purchaser the Member Properties; and

       (3) the Purchaser agreed to purchase from Tomlinson and Tomlinson agreed to sell to the Purchaser the Tomlinson Properties.

E. In accordance with the terms of the Letter of Understanding, Calibre LLC, the Members, Tomlinson and the Purchaser have prepared this Agreement as the definitive agreement to supersede and replace the Letter of Understanding concerning the transactions contemplated by the Letter of Understanding.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the sum of TEN ($10.00) DOLLARS now paid by the Purchaser to each of Calibre LLC, the Members and Tomlinson and of the premises, covenants and agreements herein set forth, the parties hereto covenant and agree each with the other as follows:

1.    INTERPRETATION

1.1 DEFINITIONS. For the purposes of this Agreement and the recitals and any schedules hereto, unless the context otherwise requires, the following words and phrases will have the meanings hereinafter ascribed to them:

      (a) "AGREEMENT" means this Agreement including the recitals and schedules hereto, as amended and supplemented;

      (b) "APPROVALS" means any and all approvals, orders, consents, filings, licences and permits required by any applicable law, rule, regulation, order, decree or statute of any Governmental Authority including all court, securities, regulatory, shareholder and stock exchange approvals;

      (c) "BUSINESS DAY" means any day on which commercial banking institutions in Vancouver, British Columbia are open for the transaction of business other than Saturday, Sunday or any day which is a legal holiday in Vancouver, British Columbia;

      (d) "CALIBRE INC." means Calibre Oil & Gas, Inc., a body corporate subsisting under the laws of Texas;

      (e) "CALIBRE FINANCIAL STATEMENTS" means the unaudited financial statements of Calibre Inc. for the period ended March 31, 1998 attached hereto as Schedule "G";

      (f) "CALIBRE LIABILITIES" means all of the liabilities of Calibre Inc. which are described in Schedule "D" hereto;

      (g) "CALIBRE LLC" means Calibre Energy L.L.C., a limited liability company subsisting under the laws of Texas;

      (h) "CALIBRE PERMITTED ENCUMBRANCES" means any liens, encumbrances, charges, claims or rights of third parties summarized in Schedule "F" hereto;

      (i) "CALIBRE PROPERTIES" means the oil and gas interests and properties described in Schedule "A";

      (j) "CI SHARES" means 1000 common shares in the capital of Calibre Inc., being all of the issued and outstanding shares in the capital of Calibre Inc.;

      (k) "CLOSING" has the meaning set out in Section 7.1 hereof, and "time of Closing" means the time that Closing occurs;

      (l) "CLOSING DATE" means the date which is five days following the date of receipt of all required Approvals, or such other date as the parties may agree but no later than May 15,1998;

      (m)   "COMPANY ACT" means COMPANY ACT, R.S.B.C. 1979, c.59, as amended;

      (n) "CONSTATING DOCUMENTS" means the Memorandum, the Articles, the Articles of Incorporation, the Articles of Arrangement, the Articles of Continuance or the Articles of Amalgamation pursuant to which a corporation is incorporated, arranged, continued or amalgamated, as the case may be, together with any amendments thereto, the by-laws of such corporation, any special rights and restrictions associated with any class of shares and any shareholders' agreement which has been executed by such corporation and which governs in whole or in part such corporation's affairs;

      (o) "EFFECTIVE TIME" means 7:00 a.m., local time of the location of the Member Properties and the Tomlinson Properties on November 14, 1997 (the "Effective Time");

      (p)   "EXCHANGE" means the Vancouver Stock Exchange;

      (q) "GOVERNMENTAL AUTHORITY" means any federal, provincial, state, municipal, county parish, local or regional governmental or quasi-governmental authority, domestic or foreign, and bureau, board, administrative or other agency or regulatory body or instrumentality thereof;

      (r) "KNOWLEDGE" means the actual, conscious awareness of a party and not any form of constructive, vicarious or imputed knowledge. When used with reference to a corporation, "knowledge" means the character of knowledge defined in the preceding sentence of any of such corporation's directors and executive officers, and when used with respect to a trust means the same character of knowledge of the trustees of the trust;

      (s) "MEMBER PERMITTED ENCUMBRANCES" means any liens, encumbrances, charges, claims or rights of third parties summarized in Schedule "J" hereto;

      (t) "MEMBER PROPERTIES" means the oil and gas interests and properties described in Schedule "B" hereof;

      (u) "NOTICE" means any citation, directive, order, claim, judgment, letter or other communication, written or oral, actual or threatened, from any Person;

      (v) "PERSON" means and includes an individual, a partnership, a corporation, a joint venture, a trust, an unincorporated association or other entity or government or any agency or political subdivision thereof;

      (w) "PROPERTIES" means the Calibre LLC Properties, the Members Properties and the Tomlinson Properties;

      (x) "PURCHASER" means Benz Energy Ltd., a body corporate subsisting under the laws of the Yukon;

      (y) "PURCHASER FINANCIAL STATEMENTS" means the annual audited financial statements of the Purchaser for the period ending August 31, 1997 together with the unaudited financial statements of the Purchaser for the period ending December 31, 1997 attached hereto as Schedule "H";

      (z) "PURCHASER'S LIABILITIES" means all of the liabilities of Benz which are described in Schedule "H" hereto;

      (aa) "PURCHASER'S SHARES" means 1,927,426 common shares without par value in the capital of the Purchaser at a deemed price of $2.80 per share;

      (bb) "SELLER" means individually or collectively as called for in the context of the usage of the term Calibre LLC, the Members or Tomlinson.

      (cc) "TAXES" means all income, franchise, business, property, sales, use, value added, withholding, excise, alternate minimum capital and other taxes required to be reported upon or paid to any domestic or foreign jurisdiction and all interest and penalties thereon;

      (dd) "TEXSTAR" means Texstar Petroleum, Inc., a wholly owned subsidiary corporation of the Purchaser, subsisting under the laws of Texas;

      (ee) "TEXSTAR PROMISSORY NOTES" means the promissory notes to be issued by Texstar pursuant to subsections 3.2(a)(ii), (b)(ii),
            (c)(ii) and 4.2(11) hereof;

      (ff) "TOMLINSON PERMITTED ENCUMBRANCES" means any liens, encumbrances, charges, claims or rights of third parties summarized in Schedule "K" hereto;

      (gg) "TOMLINSON PROPERTIES" means the oil and gas interests and properties described in Schedule "C" hereof;

      (hh) "U.S. GOVERNMENTAL AUTHORITY" means any federal, state, county, parish, or local governmental or quasi-governmental authority of or within the United States of America, and any bureau, board, administrative or other agency or regulatory body or instrumentality thereof; and

      (ii) "U.S. LAWS" means laws and regulations of any U.S. Governmental Authority.

1.2 SCHEDULES. The following Schedules are attached hereto and form a part hereof:


SCHEDULE            SUBJECT

  "A"               Calibre Properties
  "B"               Member Properties
  "C"               Tomlinson Properties
  "D"               Calibre Liabilities
  "F"               Calibre Permitted Encumbrances
  "G"               Calibre Financial Statements
  "H"               Purchaser Financial Statements
  "J"               Member Permitted Encumbrances
  "K"               Tomlinson Permitted Encumbrances
  "N"               Options, Warrants and Other Convertible Securities

2.    SALE AND PURCHASE BETWEEN CALIBRE LLC AND THE PURCHASER

2.1 SALE AND PURCHASE OF CI SHARES. Upon and subject to the terms and conditions set forth in this Agreement, Calibre LLC hereby agrees to sell, assign and transfer to the Purchaser, and the Purchaser hereby agrees to purchase from Calibre LLC, on the Closing Date, the CI Shares free and clear of all liens, charges and encumbrances of any kind whatsoever. The sale and purchase of the CI Shares shall occur on the Closing Date but shall be effective as of the Effective Date.

2.2 PURCHASE PRICE FOR THE CI SHARES. The purchase price for the CI Shares shall be CDN$5,396,793 (US$3,820,713) (the "CI Purchase Price"), payable by the issuance by the Purchaser to Calibre LLC of the Purchaser's Shares. The sale and purchase of the CI Shares shall occur on the Closing Date but shall be effective as of the Effective Date.

2.3 RESALE RESTRICTIONS. Calibre LLC hereby acknowledges and accepts that the Purchaser's Shares to be issued under the terms of this Agreement may be subject to certain resale restrictions imposed under such applicable securities; laws and the rules of regulatory bodies having jurisdiction and Calibre LLC agrees to comply with such requirements and restrictions.

3.    SALE AND PURCHASE BETWEEN THE MEMBERS AND THE PURCHASER

3.1 SALE AND PURCHASE OF THE MEMBER PROPERTIES. Upon and subject to the terms and conditions set forth in this Agreement, the Members hereby agree to sell, assign and transfer to the Purchaser, and the Purchaser hereby agrees to purchase from the Members, the Member Properties. The sale and purchase of the Member Properties shall occur on the Closing Date but shall be effective as of the Effective Date.

3.2 PURCHASE PRICE FOR THE MEMBER PROPERTIES. The purchase price for the Member Properties shall be US$339,150 (CDN$478,201), subject to the adjustments provided for herein (the "MP Purchase Price") payable by the issuance and delivery to:

      (a) Starbucks of (1) a certified check, bank draft or wire transfer in the amount of US$26,100 (CDN$36,866); and (ii) a promissory note issued by Texstar Petroleum, Inc. ("Texstar") to Starbucks in the original principal amount of US$200,000 (CDN$282,501);

      (b) Grabois of: (i) a certified check, bank draft or wire transfer in the amount of US$9,135 (CDN$12,903); and (ii) a promissory note issued by Texstar to Grabois in the original principal amount of US$70,000 (CDN$98,875); and

      (c) Novak of: (i) a certified check, bank draft or wire transfer in the amount of US$3,915 (CDN$5,529); and (ii) a promissory note issued by Texstar to Grabois in the original principal amount of US$30,000 (CDN$42,375).

All amounts to be delivered under subsections 3.2(a)(i), (b)(i) and (c)(ii) are to be delivered in cash in escrow pursuant to section 7.6 hereof, on the date of execution of this Agreement. The Texstar Promissory Note to be delivered under subsections 3.2(a)(ii), (b)(ii) and (c)(ii) are to be delivered at Closing. Each of the Texstar Promissory Notes issued under subsections 3.2(a)(ii), (b)(ii) and
(c)(ii) shall: (i) bear interest at the per annum rate of 10%, (ii) be payable in two installments, with 50% of the original principal amount being due on April 1, 1998, and the remaining principal balance being due September 1, 1998, and (iii) be guaranteed by the Purchaser.

3.3 ALLOCATION. The MP Purchase Price shall be allocated to the Member Properties in accordance with the schedule set forth in Exhibit C of Schedule "B". Each of the Members and the Purchaser covenant and agree that the values allocated to various portions of the Member Properties which are set forth on Exhibit C to Schedule "B", shall be binding on the Members.

3.4 OWNERSHIP PRIOR TO EFFECTIVE TIME. Except as set forth in section 3.6, the Members shall be entitled to all of the rights and incidents of ownership generated from or attributable to the Member Properties prior to the Effective Time, including the right to all Oil and Gas (as defined in Schedule "B") produced from or attributable to the Member Properties prior to the Effective Time. The Members shall bear and be responsible for the duties, liabilities, costs, expenses and obligations of ownership attributable to the Member Properties prior to the Effective Time, except as may be otherwise provided herein.

3.5 OWNERSHIP AFTER EFFECTIVE TIME. Except as set forth in section 3.6, the Purchaser shall be entitled to all of the rights and incidents of ownership generated from or attributable to the Member Properties after the Effective Time, including the right to all Oil and Gas thereafter produced from or attributable to the Member Properties after the Effective Time. The Purchaser shall assume, bear and be responsible for the duties, liabilities, costs, expenses and obligations of ownership attributable to the Member Properties from and after the Effective Time, including but not limited to compliance with applicable environmental laws and plugging and abandonment of all MP Wells (as defined in Schedule "B") in accordance with applicable laws and regulations, except as may be otherwise provided herein.

3.6 For purposes of calculating the adjustments to the Purchase Price, the Members shall be credited with proceeds of production attributable to the Member Properties through January 3 1, 1998 and shall be debited with costs and expenses (except for capital costs) of operating the Member Properties through January 31, 1998.

4.  SALE AND PURCHASE BETWEEN TOMLINSON AND THE PURCHASER

4.1 SALE AND PURCHASE OF THE TOMLINSON PROPERTIES. Upon and subject to the terms and conditions set forth in this Agreement, Tomlinson hereby agrees to sell, assign and transfer to the Purchaser, and the Purchaser hereby agrees to purchase from Tomlinson, on the Closing Date, the Tomlinson Properties.

4.2 PURCHASE PRICE FOR THE TOMLINSON PROPERTIES. The purchase price for the Tomlinson Properties shall be US$1,921,850 (CDN$2,714,630), subject to the adjustments provided for herein (the "TP Purchase Price"), payable by the issuance and delivery to Tomlinson of: (i) a certified check, bank draft or wire transfer in the amount of US$221,850 (CDN$313,365); and (ii) a promissory note issued by Texstar to Tomlinson in the original principal amount of US$1,700,000 (CDN$2,401,265). The amount to be delivered under this sections 4.2(i) is to be delivered in escrow pursuant to section 7.6 hereof, on the date of execution of this Agreement. The Texstar Promissory Notes to be delivered under this section 4.2(ii) is to be delivered at Closing. The promissory notes issued under section 4.2(ii), shall: (i) bear interest at the per annum rate of 10%, (ii) be payable in two installments, with 50% of the original principal amount being due on April 1, 1998, and the remaining principal balance being due September 1, 1998, and (iii) be guaranteed by the Purchaser.

4.3 ALLOCATION. The TP Purchase Price shall be allocated to the Tomlinson Properties in accordance with the schedule set forth in Exhibit C of Schedule "C". Each of Tomlinson and the Purchaser covenant and agree that the values allocated to various portions of the Tomlinson Properties which are set forth on Exhibit C to Schedule "C" shall be binding on Tomlinson.

4.4 OWNERSHIP PRIOR TO EFFECTIVE TIME. Except as set forth in section 4.6, Tomlinson shall be entitled to all of the rights and incidents of ownership generated from or attributable to the Tomlinson Properties prior to the Closing Date, including the right to all Oil and Gas (as defined in Schedule "C") produced from or attributable to the Tomlinson Properties prior to the Closing Date. Tomlinson shall bear and be responsible for the duties, liabilities, costs, expenses and obligations of ownership attributable to the Tomlinson Properties prior to the Effective Time, except as may be otherwise provided herein.

4.5 OWNERSHIP AFTER EFFECTIVE TIME. Except as set forth in section 4.6, the Purchaser shall be entitled to all of the rights and incidents of ownership generated from or attributable to the Tomlinson Properties after the Closing Date, including the right to all Oil and Gas thereafter produced from or attributable to the Tomlinson Properties after the Closing Date. The Purchaser shall assume, bear and be responsible for the duties, liabilities, costs, expenses and obligations of ownership attributable to the Tomlinson Properties from and after the Closing Date, including but not limited to compliance with applicable environmental laws and plugging and abandonment of all Wells in accordance with applicable laws and regulations, except as may be otherwise provided herein.

4.6 For purposes of calculating the Purchase Price, Tomlinson shall be credited with proceeds of production attributable to the Tomlinson Properties through January 31, 1998 and shall be debited with costs and expenses (except for capital costs) of operating the Tomlinson Properties through January 31, 1998.

5.    REPRESENTATIONS AND WARRANTIES

5.1   GENERAL REPRESENTATIONS AND WARRANTIES OF CALIBRE LLC, THE MEMBERS
AND TOMLINSON. Each of Calibre LLC, the Members and Tomlinson severally (and not jointly and severally) represents and warrants to the Purchaser, as representations and warranties that are true at the date hereof or as of Closing, and acknowledges that the Purchaser is relying on each of the following representations and warranties in entering into this Agreement that:

      (a) CAPACITY - it has all requisite power and capacity to execute and deliver this Agreement, to carry out the transactions to which it is a party and to duly observe and perform all of its covenants set out herein;

      (b) AUTHORITY - the execution and delivery of this Agreement has been duly and validly authorized by all necessary action on its part and this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to the availability of equitable remedies;

      (c) ARPROVALS AND FILINGS - to its Knowledge, no exemption or Approval of any court or Governmental Authority or any third party is required to be obtained by it with respect to the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated hereby, except applicable securities legislation, Exchange approval and shareholder approval of Calibre LLC;

      (d) NO DEFAULT/APPROVALS - provided that it has completed all the necessary filings in subsection 5.1(c), neither the execution and delivery of this Agreement nor the due observance and performance by it of its obligations contemplated herein shall:

            (i) result in a breach or violation by the it of any of the terms, conditions or provisions of any law, judgment, order, injunction, decree or ruling to which it is subject; or

            (ii) except for rights held by EnCap Energy Capital Fund III, L.P. ("EnCap") and Bank One, Texas N.A. ("Bank One") pursuant to existing credit facilities, give any other Person any right of termination, cancellation, acceleration in respect of, or constitute a material breach of or material default under, any material agreement, instrument or commitment to which it is a party or by which the Calibre Properties, the Member Properties or the Tomlinson Properties, as the case may be, are bound or affected which termination, cancellation, acceleration or breach, if any, would likely materially and adversely affect Calibre Inc. or any portion of the

              Calibre Properties, the Member Properties or the Tomlinson Properties, as the case may be.

5.2 SPECIFIC REPRESENTATIONS AND WARRANTIES OF CALIBRE LLC. Calibre LLC represents and warrants to the Purchaser, as representations and warranties that are true at the date hereof or as of Closing, and acknowledges that the Purchaser is relying on each of the following representations and warranties in entering into this Agreement that:

        (a)   CALIBRE PROPERTIES--

              (i) the Calibre Properties are fully and accurately described in Schedule "A" hereto except for Bank One and EnCap liens and encumbrances described in Exhibit A to Schedule "D";

             (ii) to the best of Calibre LLC's Knowledge, Calibre Inc. is the owner (both beneficially and of record insofar as such Calibre Properties are required to be recorded in public real property records) of the Calibre Properties described in Schedule "A", free of any liens, charges, claims, encumbrances, with the exception of Calibre Permitted Encumbrances which in the aggregate would not materially and adversely affect the value or future operation of the Calibre Properties;

            (iii) to the best of Calibre LLC's Knowledge, no third party has any options to purchase, or any preferential rights to acquire or develop any of the Calibre Properties and except as may constitute a Calibre Permitted Encumbrance;

             (iv) except for Bank One and EnCap liens and encumbrances, the Calibre Properties have been validly transferred by Calibre LLC to Calibre Inc. and are free and clear of all liens, charges and encumbrances except the Calibre Permitted Encumbrances and no interest in all or any of the Calibre Properties have been transferred or otherwise disposed of by Calibre Inc.;

              (v) all applicable requirements and procedures established by applicable U.S. Laws with regard to the grant or acquisition of the Calibre Properties have been fulfilled except for such matters of non-compliance, if any, as would not affect materially and adversely Calibre Inc. or any portion of the Calibre Properties;

             (vi) neither Calibre LLC nor Calibre Inc. is in breach or default of any laws or agreement under which Calibre Inc. has acquired the Calibre Properties except for such breaches or defaults, if any, as would not affect materially and adversely Calibre Inc. or any portion of the Calibre Properties;

            (vii) Calibre LLC and Calibre Inc. are in material compliance with all permits, licenses, contracts and agreements relating to the Calibre Properties. Calibre LLC and Calibre Inc. are in material compliance with all laws, rules, regulations and orders of federal, state or local entities which have jurisdiction over Calibre LLC, Calibre Inc. or the Calibre Properties, except for noncompliance with such laws, rules and regulations which, individually or in the aggregate, do not and will not affect materially and adversely Calibre Inc. or any portion of the Calibre Properties; and

           (viii) to the best of Calibre LLC's Knowledge, there is no suit, action, claim, investigation or inquiry pending or threatened arising out of or with respect to the ownership, operation or environmental condition of the Calibre Properties.

       (b) STATUS AND CAPACITY OF CALIBRE INC,-- Calibre Inc. is a corporation duly incorporated and validly in existence in accordance with the laws of the State of Texas, and Calibre Inc.:

              (i) is in good standing and up-to-date with all its corporate filings required under the laws of its incorporating jurisdiction;

             (ii) has the corporate power and capacity to carry on the business now carried on by it and to own, lease or acquire the assets or interests in assets now owned or leased by it including the Calibre Properties;

            (iii) is duly qualified to carry on business in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties and assets makes such qualification necessary except in jurisdictions where the failure to be so qualified would not likely affect materially and adversely Calibre Inc. or any portion of the Calibre Properties;

             (iv) is not in default of any requirement under any applicable U.S. Laws or other laws to which it is subject except for such defaults, if any, as would not likely affect materially and adversely Calibre Inc. or any portion of the Calibre Properties; and

              (v) has no subsidiaries and has no participation in any company, limited partnership or sole proprietorship;

       (c)    ORGANIZATION OF CALIBRE INC.--

              (i) Calibre Inc. has an authorized capital of 1000 shares with a par value of US$.01 per share of which 1000 shares are issued and outstanding;

             (ii) all of the CI Shares are legally and beneficially owned by Calibre LLC;

            (iii) the CI Shares are all validly issued and outstanding as fully paid and nonassessable shares and are free and clear of all liens, charges and encumbrances and are shares with a right to vote;

             (iv) no Person has any right, present or future, contingent or absolute, to require Calibre Inc. to issue any share in its capital and, in particular, there are no outstanding securities of Calibre Inc. which are convertible into shares in the capital of Calibre Inc. and there are no outstanding options on or rights to subscribe for any of the unissued shares in the capital of Calibre Inc., or any agreements, options or understandings capable of becoming options or agreements to purchase the CI Shares;

              (v) effective upon the Closing Date no Person other than Calibre LLC or its nominee will have any right of any Kind or nature to vote the CI Shares or to appoint the officers or directors of Calibre Inc.; and

             (vi) on the Closing Date, the CI Shares shall be validly issued and fully paid, and shall be shares with the right to vote. On the Closing Date, Calibre LLC shall have the complete and absolute right to sell, to transfer and to cede legal and beneficial title to the Cl Shares, without the existence of preferential rights or acquisition options created by the Constating Documents or other agreements of Calibre Inc. and Calibre Inc. has no debt other than as described in Schedule "D" and will not have any indebtedness for borrowed money, whether principal or interest other than as described in Exhibit A to Schedule "D";

        (d)   FINANCIAL STATUS OF CALIBRE INC.--

              (i) the Calibre Financial Statements and all the financial records of Calibre Inc. are true, correct and complete in all material respects, have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, fairly represent the financial condition of Calibre Inc. as of the dates set forth in the balance sheets included therein and the results of operation of Calibre Inc. for the respective periods covered thereby;

             (ii) there are no outstanding debts between Calibre Inc. and Calibre LLC or between Calibre Inc. and the officers or directors of Calibre Inc. or the officers and directors of Calibre LLC or the relatives or associates of the aforementioned persons and no direct or indirect contractual connection is in existence between them, including absolute or contingent liabilities, save and except as may arise in the ordinary course of business out of employment relationships between Calibre Inc. and such persons and except as described in Schedule "D";

            (iii) there are no material liabilities of Calibre Inc. that are not disclosed in the most recent balance sheet included in the Calibre Financial Statements except those incurred in the ordinary course of business since the date of the Calibre Financial Statements and except as described in Schedule "D";

             (iv) since the date of the Calibre Financial Statements, there has been no:

                    A. material change in the financial condition of Calibre Inc. or its assets, liabilities or business;

                    B. indebtedness for borrowed money incurred by Calibre Inc. that is not reflected in the Calibre Financial Statements or on Schedule "D" hereto;

                    C. termination, revision or significant renegotiation of any material contract with third parties; or

                    D. event or condition that may have influenced in an adverse and significant manner the financial condition or business of Calibre Inc., individually or collectively, with the exception of all the events derived from the execution of this Agreement;

        (e)   ACQUISITION OF THE PURCHASER'S SHARES--

              (i) it has such Knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Purchaser's Shares and it is able to bear the economic risk of loss of its entire investment;

             (ii) it has had access to such additional information, if any, concerning the Purchaser as it has considered necessary in connection with an investment in the Purchaser's Shares;

            (iii) it is acquiring the Purchaser's Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Purchaser's Shares in violation of the United States or other applicable securities laws;

            (iv) it understands that the Purchaser's Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance of an exemption from such registration requirements;

            (v) it acknowledges that it has dealt directly with the Purchaser rather than through the facilities of a security exchange, investment bankers, or by any other means of public distribution; and

            (vi) it acknowledges that it has a significant amount of prior business experience in the oil and gas industry in which the Purchaser will operate.

      (f)   RESALE OF THE PURCHASER'S SHARES -

            (i) it agrees that if it decides to offer, sell or otherwise transfer any of the Purchaser's Shares, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

                  A.  the sale is to the Purchaser;

                  B. the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act and in compliance with applicable local laws and regulations;

                  C. the sale is made pursuant to an exemption from the registration requirements under applicable securities laws including, without limiting the generality of the forgoing, the Securities Act provided by Rules 144 and 145 thereunder and in accordance with any applicable state securities or "Blue Sky" laws; or

                  D. the Purchaser's Shares are sold in a transaction that does not require an exemption from applicable securities laws or registration under the Securities Act or any applicable state or laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Purchaser an opinion of counsel reasonably satisfactory to the Purchaser;

      (g) LEGENDING OF CERTIFICATES - it acknowledges that the certificates representing the Purchaser's Shares will bear a legend in accordance with applicable securities laws, including a legend stating that such shares have not been registered under the Securities Act or the securities laws of any state of the United States and may not be offered for sale or sold unless registered under the Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available; and

      (h) CONSENT TO NOTATION - it consents to the Purchaser making a notation on its records of giving instructions to any transfer agent of the Purchaser in order to implement the restrictions on transfer set forth and described herein.

5.3 SPECIFIC REPRESENTATIONS AND WARRANTIES OF CALIBRE LLC AND THE MEMBERS CONCERNING MEMBERS PROPERTIES. Each of Calibre LLC and each of the Members represents and warrants to the Purchaser, as representations and warranties that are true at the date hereof or as of Closing, and acknowledges that the Purchaser is relying on each of the following representations and warranties in entering into this Agreement that:

      (a)   MEMBER PROPERTIES -

            (i) the Member Properties are fully and accurately described in Schedule "B" hereto;

            (ii) to the best of Calibre LLC's and the Members Knowledge, the Members are the owners (both beneficially and of record insofar as such Member Properties are required to be recorded in public real property records) of the Member Properties described in Schedule "B" free of any liens, charges, claims, encumbrances, with the exception of the Member Permitted Encumbrances, which in the aggregate would materially and adversely affect the value or future operation of the Member Properties;

            (iii) no third party has any options to purchase, or any
                  preferential rights to acquire or develop any of the Member Properties for which notices have not been sent to such third parties, and except as may constitute a Member Permitted Encumbrance;

            (iv) the Member Properties have been validly transferred by Calibre LLC to the Members and are free and clear of all liens, charges and encumbrances except the Member Permitted Encumbrances and no interest in all or any of the Member Properties have been transferred or otherwise disposed of by the Members;

            (v) all applicable requirements and procedures established by applicable U.S. Laws with regard to the grant or acquisition of the Member Properties have been fulfilled except for such matters of non-compliance, if any, as would not likely affect materially and adversely any portion of the Member Properties;

            (vi) none of the Members nor Calibre LLC is in breach or default of any laws or agreement under which it has acquired the Member Properties except for such breaches or defaults, if any, as would not likely affect materially and adversely any portion of the Member Properties;

            (vii) the Members and Calibre LLC are in material compliance with all permits, licenses, contracts and agreements relating to Member Properties. The Members and Calibre LLC are in material compliance with all laws, rules, regulations and orders of federal, state or local entities which have jurisdiction over the Members, Calibre LLC or the Member Properties, except for noncompliance with such laws, rules and regulations which, individually or in the aggregate, do not and will not affect materially and adversely any portion of the Member Properties; and

           (viii) to the best of Calibre LLC's and the Members Knowledge, there is no suit, action, claim, investigation or inquiry pending or threatened arising out of or with respect to the ownership, operation or environmental condition of any of the Member Properties.

5.4 SPECIFIC REPRESENTATIONS AND WARRANTIES OF CALIBRE LLC AND TOMLINSON CONCERNING TOMLINSON PROPERTIES. Each of Calibre LLC and Tomlinson represents and warrants to the Purchaser, as representations and warranties that are true at the date hereof or as of Closing, and acknowledges that the Purchaser is relying on each of the following representations and warranties in entering into this Agreement that:

      (a) TOMLINSON PROPERTIES - each of Calibre LLC and Tomlinson represents and warrants, in respect of the Tomlinson Properties that:

            (i) the Tomlinson Properties are fully and accurately described in Schedule "C" hereto;

            (ii) to the best of Calibre LLC's and Tomlinson's Knowledge, Tomlinson is the owner (both beneficially and of record insofar as such Tomlinson Properties are required to be recorded in public real property records) of the Tomlinson Properties described in Schedule "C" free of any liens, charges, claims, encumbrances, with the exception of the Tomlinson Permitted Encumbrances which in the aggregate would materially and adversely affect the value or future operations of the Tomlinson Properties;

            (iii) no third party has any options to purchase, or any
                  preferential rights to acquire or develop any of the Tomlinson Properties for which notices have not been sent to such third parties, and except as may constitute a Tomlinson Permitted Encumbrance;

            (iv) the Tomlinson Properties have been validly transferred by Calibre LLC to Tomlinson and are free and clear of all liens, charges and encumbrances except the Tomlinson Permitted Encumbrances and no interest in all or any of the Tomlinson Properties have been transferred or otherwise disposed of by Tomlinson;

            (v) all applicable requirements and procedures established by applicable U.S. Laws with regard to the grant or acquisition of the Tomlinson Properties have been fulfilled except for such matters of non-compliance, if any, as would not likely affect materially and adversely any portion of the Tomlinson Properties;

            (vi) neither Tomlinson nor Calibre LLC is in breach or default of any laws or agreement under which it has acquired the Tomlinson Properties except for such breaches or defaults, if any, as would not likely affect materially and adversely any portion of the Tomlinson Properties;

            (vii) Tomlinson and Calibre LLC are in material compliance with all permits, licenses, contracts and agreements relating to the Tomlinson Properties. Tomlinson and Calibre LLC are in material compliance with all laws, rules, regulations and orders of federal, state or local entities which have jurisdiction over Tomlinson, Calibre LLC or the Tomlinson Properties, except for noncompliance with such laws, rules and regulations which, individually or in the aggregate, do not and will not affect materially and adversely any portion of any of the Tomlinson Properties; and

           (viii) to the best of Calibre LLC's and Tomlinson's Knowledge, there is no suit, action, claim, investigation or inquiry pending or threatened against Calibre LLC or Calibre Inc. or arising out of or with respect to the ownership, operation or environmental condition of the Tomlinson Properties.

5.5 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to Calibre LLC, the Members and Tomlinson, as representations and warranties that are true at the date hereof, and acknowledges that Calibre LLC, the Members and Tomlinson are relying on each of the following representations and warranties in entering this Agreement that:

       (a) CAPACITY - the Purchaser has all requisite corporate power and capacity to execute and deliver this Agreement, to carry out the transactions to which it is a party and to duly observe and perform all its covenants set out herein;

       (b) AUTHORITY - the execution and delivery of this Agreement have been duly and validly authorized by all necessary action on the part of the Purchaser and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to the availability of equitable remedies;

       (c) APPROVALS AND FILINGS - no exemption or Approval of any court or Governmental Authority or any third party is required to be obtained by the Purchaser with respect to the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby, except, to the Purchaser's Knowledge, as follows:

             (i) acceptance for filing by the Exchange of final documentation with respect to the transactions contemplated hereby;

             (ii) the Purchaser filing a report on Form 20 with the British Columbia Securities Commission pursuant to the provisions of applicable securities legislation; and

             (iii) the Purchaser filing a press release and a report on Form 27 with the British Columbia Securities Commission pursuant to the provisions of applicable securities legislation;

       (d) NO DEFAULT/APPROVALS - provided that the Purchaser has obtained the Approvals in subsection 5.5(c), neither the execution and delivery of this Agreement nor the due observance and performance by the Purchaser of its obligations contemplated herein shall:

             (i) result in a breach or violation by the Purchaser of any of the terms, conditions or provisions of any law, Judgment, order, injunction, decree, ruling to which the Purchaser is subject; or

             (ii) give any other Person any right of termination, cancellation, acceleration in respect of, or constitute a material breach of or material default under, any material agreement, instrument or commitment to which the Purchaser is a party or by which its properties or assets are bound or affected which termination, cancellation, acceleration or breach, if any, would likely affect materially and adversely the Purchaser or its properties or assets;

       (e) STATUS AND CAPACITY - the Purchaser is a corporation duly organized, validly existing and is in good standing in the jurisdiction of its incorporation,

             (i) is in good standing and up-to-date with all its corporate filings required under the laws of its incorporating jurisdiction;

             (ii) has the corporate power and capacity to carry on the business now carried on by it and to own, lease or acquire the assets or interests in assets now owned or leased by it;

             (iii) is duly qualified to carry on business in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties and assets makes such qualification necessary except in jurisdictions where the failure to be so qualified would not likely affect materially and adversely the Purchaser or its properties or assets;

             (iv) is not in default of any requirement under any applicable laws to which it is subject except for such defaults, if any, as would not likely affect materially and adversely the Purchaser or its properties or assets;

             (v) is in material compliance with all permits, licenses, contracts and agreements relating to its properties. The Purchaser is in material compliance with all laws, rules, regulations and orders of federal, state or local entities which have jurisdiction over the Purchaser or its properties, including but not limited to all environmental regulations and laws, except for noncompliance with such laws, rules and regulations which, individually or in the aggregate, do not and will not affect materially and adversely any portion of its properties;

       (f)   ORGANIZATION OF THE PURCHASER -

             (i) the authorized capital of the Purchaser consist of an unlimited number of common shares, of which 32,508,357 are validly issued and outstanding as fully paid and non-assessable shares as at the date of this Agreement;

             (ii) on the Closing Date, the Purchaser's Shares, after issuance, will be validly issued as fully paid and non-assessable shares free and clear of all liens charges and encumbrances, and shall be shares with the right to vote;

             (iii) no Person has any right, present or future, contingent or absolute, to require the Purchaser to issue any share in its capital and, in particular, there are no outstanding securities of the Purchaser which are convertible into shares in the capital of the Purchaser and there are no outstanding options on or rights to subscribe for any of the unissued shares in the capital of the Purchaser except as otherwise described in Schedule "N" hereto (which shall be as of March 31, 1998); and

             (iv) effective upon the Closing Date no Person other than Calibre LLC or its nominees will have any right of any kind or nature to vote the Purchaser's Shares;

       (g)   FINANCIAL STATUS OF THE PURCHASER -

             (i) the Purchaser's Financial Statements and all the financial records of the Purchaser are true, correct and complete in all material respects, have been prepared in accordance with generally accepted accounting principles in Canada applied on a consistent basis throughout the periods involved, fairly represent the financial condition of the Purchaser as of the dates set forth in the balance sheets included therein and the results of operation of the Purchaser for the respective periods covered thereby;

             (ii) there are no outstanding debts between the Purchaser and the officers or directors of the Purchaser or the relatives or associates of the aforementioned persons and no direct or indirect contractual connection is in existence between them, including absolute or contingent liabilities, save and except as may arise in the ordinary course of business out of employment relationships between the Purchaser and such persons or except as described in Schedule "N";

             (iii) since the date of the Purchaser's Financial Statements, there has been no:

                      A. material change in the financial condition of the Purchaser or its assets, liabilities or business;

                      B. indebtedness for borrowed money incurred by the Purchaser that is not reflected in the Purchaser's Financial Statements or on Schedule "H" hereto;

                      C. termination, revision or significant renegotiation of any material contract with third parties; or

                      D. event or condition that may have influenced in an adverse and significant manner the financial condition or business of the Purchaser, individually or collectively, with the exception of all the events derived from the execution of this Agreement; and

       (h) LITIGATION. To the best of the Purchaser's knowledge, there is no suit, action, claim, investigation or inquiry pending or threatened against the Purchaser or arising out of or with respect to the ownership, operation or environmental condition of its properties.

5.6 RELIANCE. Prior to executing this Agreement, Purchaser has been afforded an opportunity to examine the Properties and such materials as it has requested to be provided to it by Calibre LLC, the Members and Tomlinson, to discuss with representatives of Calibre LLC, the Members and Tomlinson such materials and the nature and operation of the Properties and to investigate the condition, including the subsurface condition, of the Properties and the condition of the personal property. In entering into this Agreement, Purchaser has relied solely on the express representations and covenants of Calibre LLC, the Members and Tomlinson in this Agreement, its independent investigation of, and judgment with respect to, the personal property and the Properties and the advice of its own legal, tax, economic, environmental, engineering, geological and geophysical advisors and not on any written or oral comments or statements of any representatives of, or consultants or advisors engaged directly or indirectly by, Calibre LLC, the Members and Tomlinson or any advisor to Calibre LLC, the Members and Tomlinson.

5.7 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants made by any party to this Agreement herein or pursuant hereto, including any statements contained in any certificate or other instrument delivered by or on behalf of any party pursuant to this Agreement, and shall not survive the completion of the transactions contemplated hereunder.

6.     COVENANTS

6.1 GENERAL COVENANTS OF CALIBRE LLC, THE MEMBERS AND TOMLINSON. Each of Calibre LLC, each Member and Tomlinson severally covenants and agrees with the Purchaser as follows:

       (a) to provide all necessary information regarding itself, Calibre Inc., the Calibre Properties, the Member Properties or the Tomlinson Properties, as the case may be, to the Exchange as may be required to obtain the approval of the Exchange for the transactions contemplated herein;

       (b) until the Closing Date, none of Calibre LLC, Calibre Inc., the Members or Tomlinson, will perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated herein or would render inaccurate in any material way any of the representations and warranties set forth in sections 5.1 through 5.4, as the case may be, as if such representations and warranties were made at a date subsequent to such act, transaction or negotiation unless such transaction or negotiation is entered into with the consent of the Purchaser;

       (c) until the Closing Date, to promptly discuss with the Purchaser any significant developments in or with respect to Calibre LLC, Calibre Inc., the Calibre Properties the Member Properties or the Tomlinson Properties, and to provide to the Purchaser all such information about Calibre LLC, Calibre Inc., the Calibre Properties, the Member Properties and the Tomlinson Properties, as the case may be, as the Purchaser may reasonably request on a timely and regular basis, and to afford, or cause to be afforded, to the Purchaser and to their accountants, counsel, financial advisors and other representatives, full access during normal business hours to Calibre LLC's and Calibre Inc.'s management, properties, books, contracts, commitments and records in its possession or to which it has access and to allow the Purchaser and such representatives to perform a diligent and complete examination of Calibre LLC, Calibre Inc., the Calibre Properties, the Member Properties and the Tomlinson Properties during such period, to furnish at the request of the Purchaser a copy of all filings with any regulatory - authority, and all other information concerning Calibre LLC, Calibre Inc., the Calibre Properties, the Member Properties and the Tomlinson Properties as the Purchaser may reasonably request;

       (d) forthwith after execution and delivery of this Agreement, to take such steps and proceedings in good faith as may be reasonably required to obtain all consents, Approvals, waivers (including preferential rights) and agreements of all other parties and Governmental Authorities which are required for the Purchaser to complete the transactions contemplated herein;

       (e) each of Calibre LLC, the Members and Tomlinson, as the case may be, will in good faith make reasonable efforts to cause all the conditions precedent on its part to be performed, as set out in sections 7.3 and 7.4, to be complied with on or before the Closing Date;

       (f) as soon as reasonably possible after any of Calibre LLC, the Members or Tomlinson, as the case may be, has determined that a state of facts exists which results in or will result in the non-fulfilment of any of the material conditions precedent set forth in sections 7.3 or 7.4, Calibre LLC, the Members and/or Tomlinson, as the case may be, will notify the Purchaser of such state of facts; and

       (g) provided the conditions set forth in sections 7.3 and 7.4 have been satisfied or waived by the Closing Date, Calibre LLC, the Members and Tomlinson will execute and deliver all such documents and certificates required to carry out the transactions contemplated herein to which it is a party.

6.2 ADDITIONAL COVENANTS OF CALIBRE LLC CONCERNING MAINTENANCE OF THE CALIBRE PROPERTIES. From the date of this Agreement until Closing, Calibre LLC agrees and covenants to cause Calibre Inc. to:

       (a) administer and operate the Calibre Properties in good and workmanlike manner, and conduct its business and operations in a prudent manner, and in substantially the same manner as prior to the date of this Agreement;

       (b) not introduce any new methods of management, operation or accounting with respect to any of the Calibre Properties;

       (c) maintain and keep the Calibre Properties in good condition and working order; preserve the Calibre Properties in full force and effect; and fulfil all contractual or other covenants, obligations and conditions imposed upon Calibre Inc. with respect to the Calibre Properties, including, but not limited, to payment of royalties, delay rentals, shut-in gas royalties and any and all other required payments;

       (d) operate or cause to be operated the CI Wells (as defined in Schedule "A") in accordance with generally accepted oil field practices and standards;

       (e) not enter into agreements to drill new wells or to rework, plug back, deepen, plug or abandon any existing well or wells on the CI Leases (as defined in Schedule "A"), nor commence any drilling, reworking or completing or other operations or make or authorize any expenditures (except for emergency operations and operations required under presently existing contractual obligations) without giving notice to and consulting with the Purchaser; provided that such notice to and consultation with the Purchaser shall not be required with respect to any single expenditure that does not exceed Fifty Thousand Dollars ($50,000.00) or aggregate expenditures that do not exceed One Hundred Thousand Dollars ($100,000.00) (in either case, net to Calibre Inc.'s working interest);

       (f) not voluntarily relinquish its position as operator to anyone other than the Purchaser with respect to any of the Calibre Properties or abandon any of the Calibre Properties;

       (g) not, without the prior written consent of the Purchaser, (i) enter into any agreement or arrangement transferring, selling or encumbering any of the Calibre Properties; (ii) grant any preferential or other right to purchase or agree to require the consent of any party to the transfer and assignment of the Calibre Properties to the Purchaser; (iii) enter into any new sales contracts or supply contracts; or (iv) incur or agree to incur any material contractual obligation or liability (absolute or contingent) with respect to the Calibre Properties except as otherwise provided herein; and

       (h) promptly provide the Purchaser with written notice of (i) any claims, demands, suits or actions made against Calibre Inc. which materially affect the Calibre Properties; or (ii) any proposal from a third party to engage in any material transaction (e.g. a farmout) with respect to the Calibre Properties.

6.3 ADDITIONAL COVENANTS OF THE MEMBERS CONCERNING MAINTENANCE OF THE MEMBER PROPERTIES. From the date of this Agreement until Closing, each of the Members covenants and agrees to:

       (a) administer and operate the Member Properties in good and workmanlike manner, and conduct its business and operations in a prudent manner, and in substantially the same manner as prior to the date of this Agreement;

       (b) not introduce any new methods of management, operation or accounting with respect to any or all of the Member Properties;

       (c) maintain and keep the Member Properties in good condition and working order; preserve the Member Properties in full force and effect; and fulfil all contractual or other covenants, obligations and conditions imposed upon the Members with respect to the Member Properties, including, but not limited, to payment of royalties, delay rentals, shut-in gas royalties and any and all other required payments;

       (d) operate or cause to be operated the MP Wells (as defined in Schedule "B") in accordance with generally accepted oil field practices and standards;

       (e) not enter into agreements to drill new wells or to rework, plug back, deepen, plug or abandon any existing well or wells on the MP Leases (as defined in Schedule "B"), nor commence any drilling, reworking or completing or other operations or make or authorize any expenditures (except for emergency operations and operations required under presently existing contractual obligations) without giving notice to and consulting with the Purchaser; provided that such notice to and consultation with prior written consent of the Purchaser shall not be required with respect to any single expenditure that does not exceed Fifty Thousand Dollars ($50,000.00) or aggregate expenditures that do not exceed One Hundred Thousand Dollars ($100,000.00) (in either case, net to the Members' working interest), and provided further that the terms of this paragraph shall not apply to any expenditures of the Members which will not be charged to the Purchaser.

       (f) not voluntarily relinquish its position as operator to anyone other than the Purchaser with respect to any of the Member Properties or abandon any of the Member Properties;

       (g) not, without the prior written consent of the Purchaser, (i) enter into any agreement or arrangement transferring, selling or encumbering any of the Member Properties; (ii) grant any preferential or other right to purchase or agree to require the consent of any party to the transfer and assignment of the Member Properties to the Purchaser; (iii) enter into any new sales contracts or supply contracts; or (iv) incur or agree to incur any material contractual obligation or liability (absolute or contingent) with respect to the Member Properties except as otherwise provided herein; and

       (h) promptly provide the Purchaser with written notice of (i) any claims, demands, suits or actions made against the Members which materially affect the Member Properties; or (ii) any proposal from a third party to engage in any material transaction (e.g. a farmout) with respect to the Member Properties.

6.4 ADDITIONAL COVENANTS OF TOMLINSON CONCERNING MAINTENANCE OF THE TOMLINSON PROPERTIES. From the date of this Agreement until Closing, Tomlinson covenants and agrees to:

       (a) administer and operate the Tomlinson Properties in good and workmanlike manner, and conduct its business and operations in a prudent manner, and in substantially the same mariner as prior to the date of this Agreement;

       (b) not introduce any new methods of management, operation or accounting with respect to any or all of the Tomlinson Properties;

       (c) maintain and keep the Tomlinson Properties in good condition and working order; preserve the Tomlinson Properties in full force and effect; and fulfil all contractual or other covenants, obligations and conditions imposed upon Tomlinson with respect to the Tomlinson Properties, including, but not limited, to payment of royalties, delay rentals, shut-in gas royalties and any and all other required payments;

       (d) operate or cause to be operated the TP Wells (as defined in Schedule "C") in accordance with generally accepted oil field practices and standards;

       (e) not enter into agreements to drill new wells or to rework, plug back, deepen, plug or abandon any existing well or wells on the TP Leases (as defined in Schedule "C"), nor commence any drilling, reworking or completing or other operations or make or authorize any expenditures (except for emergency operations and operations required under presently existing contractual obligations) without giving notice to and consulting with the Purchaser; provided that such notice to and consultation with of the Purchaser shall not be required with respect to any single expenditure that does not exceed Fifty Thousand Dollars ($50,000.00) or aggregate expenditures that do not exceed One Hundred Thousand Dollars ($100,000.00) (in either case, net to Tomlinson's working interest), and provided further that the terms of this paragraph shall not apply to any expenditures of the Tomlinson which will not be charged to the Purchaser.

      (f) not voluntarily relinquish its position as operator to anyone other than the Purchaser with respect to any of the Tomlinson Properties or abandon any of the Tomlinson Properties;

      (g) not, without the prior written consent of the Purchaser, (i) enter into any agreement or arrangement transferring, selling or encumbering any of the Tomlinson Properties; (ii) grant any preferential or other right to purchase or agree to require the consent of any party to the transfer and assignment of the Tomlinson Properties to the Purchaser; (iii) enter into any new sales contracts or supply contracts; or (iv) incur or agree to incur any material contractual obligation or liability (absolute or contingent) with respect to the Tomlinson Properties except as otherwise provided herein; and

      (h) promptly provide the Purchaser with written notice of (i) any claims, demands, suits or actions made against the Members which materially affect the Tomlinson Properties; or (ii) any proposal from a third party to engage in any material transaction (e.g. a farmout) with respect to the Tomlinson Properties.

6.5 COVENANTS OF THE PURCHASER. The Purchaser covenants and agrees with the Vendor as follows:

      (a) until the Closing Date, the Purchaser will not perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated herein or would render inaccurate in any material way any of the representations and warranties set forth in section 5.5 as if such representations and warranties were made at a date subsequent to such act, transaction or negotiation unless such transactions or negotiations are entered into with the consent of Calibre LLC, the Members and Tomlinson;

      (b) forthwith after execution and delivery of this Agreement, the Purchaser will take such steps and proceedings in good faith as may be reasonably required to obtain all consents, approvals, waivers (including preferential rights) and agreements of all other parties and Governmental Authorities which are required for the Purchaser to complete the transactions contemplated herein;

      (c) the Purchaser will promptly apply for and diligently seek approval of the Exchange for the transactions contemplated herein;

      (d) the Purchaser will, subject to the terms of this Agreement, pay the MP Purchase Price to the Members, the TP Purchase Price to Tomlinson and issue the Purchaser's

            Shares to Calibre LLC as fully paid and non-assessable shares in accordance with the terms of this Agreement;

      (e) the Purchaser will in good faith make reasonable efforts to cause all the conditions precedent on its part to be performed, as set out in sections 7.3 and 7.5, to be complied with on or before the Closing Date;

      (f) as soon as reasonably possible after the Purchaser has determined that a state of facts exists which results in or will result in the non-fulfilment of any of the material conditions precedent set forth in sections 7.3 or 7.5, the Purchaser will notify Calibre LLC, the Members and Tomlinson of such state of facts; and

      (g) provided the conditions set forth in sections 7.3 and 7.5 have been satisfied or waived by the Closing Date, the Purchaser will execute and deliver all such documents and certificates required to carry out the transactions contemplated herein to which the Purchaser is a party.

7.    CLOSING

7.1 TIME AND PLACE OF CLOSING. The Closing shall take place at 10:00 a.m. (PST time) on the Closing Date at the offices of Porter & Hedges, L.L.P., in Suite 3500,700 Louisiana, Houston, Texas 77002 or such other place as the parties may agree.

7.2 CLOSING DOCUMENTS. On the Closing Date the parties will table the following documents and instruments and take the following steps:

      (a) Calibre LLC will table any Approvals required for the transfer of the C1 Shares to the Purchaser;

      (b) Calibre LLC will table for delivery to the Purchaser written opinions of one or more counsel to Calibre LLC dated the Closing Date in a form reasonably satisfactory to the Purchaser that:

            (i) Calibre has all requisite power and capacity to execute and deliver all documents set out in this Agreement and to duly observe and perform all its covenants set out herein;

            (ii) the execution, delivery and performance by Calibre of the agreements to effect the transactions contemplated herewith to which it is a party has been duly authorized by all necessary legal action on the part of Calibre;

            (iii)   which confirms Calibre Inc.'s corporate status and power;

      (c) Calibre will table for delivery to the Purchaser share certificates evidencing ownership of the CI Shares duly endorsed (or accompanied by duly executed stock powers) for transfer into the name of the Purchaser;

      (d) the Purchaser will table for delivery to Calibre LLC a share certificate or certificates evidencing ownership of the Purchaser's Shares duly registered in the name of Calibre LLC;

      (e) the Members shall deliver to the Purchaser, in form satisfactory to the Members and the Purchaser and the appropriate government agencies, an Assignment and Bill of Sale effecting the sale, transfer, conveyance and assignment of the Member Properties in the forms set forth as Exhibit D to Schedule "B";

      (f) the Purchaser will table for delivery to the Members, the Texstar Promissory Notes, as set out in section 3.2 hereof;

      (g) Tomlinson shall deliver to the Purchaser, in form satisfactory to Tomlinson and the Purchaser and the appropriate government agencies, an Assignment and Bill of Sale effecting the sale, transfer, conveyance and assignment of the Tomlinson Properties in the forms set forth as Exhibit D to Schedule "C";

      (h) the Purchaser will table for delivery to Tomlinson, the Texstar Promissory Note, as set out in section 4.2 hereof;

      (i) each of the parties hereto will execute and table for delivery, or cause to be executed and tabled for delivery, to the appropriate parties all such other documents and instruments reasonably required by the parties to effectively consummate the transactions hereunder.

7.3 JOINT CONDITIONS PRECEDENT TO CLOSING. The respective obligations of each of the parties hereto to complete the Closing shall be subject to satisfaction, on or before the Closing Date, of the following, conditions, any of which may be waived by both the Purchaser and Calibre LLC, the Members and Tomlinson acting together:

      (a) there shall not be in force any order or decree of a court of competent jurisdiction or any Governmental Authority restraining, interfering with or enjoining the consummation of the transactions contemplated herein;

      (b) all Approvals required for the completion of the transactions contemplated herein shall have been obtained or received from the Persons having jurisdiction in the circumstances; and

      (c)   this Agreement shall not have been terminated under Article 8.

7.4 CONDITIONS TO OBLIGATIONS OF CALIBRE LLC, THE MEMBERS AND TOMLINSON. The obligation of Calibre LLC, the Members and Tomlinson to complete the Closing is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived by it without prejudice to its rights to rely on any other or others of them:

      (a) each of the covenants, agreements, acts and undertakings of the Purchaser to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed by it, including the delivery of the documents specified in subsections 7.2(d), (f) and (h);

      (b)   the warranties and representations of the Purchaser contained in section 5.5 shall be true in all material respects on the Closing with the same effect as though made at and as of such time;

      (c) the results of Calibre LLC's due diligence examination of the Purchaser shall be satisfactory to Calibre LLC, the Members and Tomlinson;

      (d) there shall have been no material adverse change in the financial condition or assets of the Purchaser.

      (e) no Governmental Authority shall have enacted any statute, regulation or bylaws or announced any policy that will materially and adversely affect the value of the Purchaser's Shares except as otherwise contemplated by the terms of this Agreement.

7.5 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligation of the Purchaser to complete the Closing is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived by it without prejudice to its right to rely on any other or others of them:

      (a) each of the covenants, agreements, acts and undertakings of Calibre LLC, the Members and Tomlinson, as the case may be, to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed by them, including the execution and delivery of the documents specified in subsections 7.2(a), (b), (c), (e) and (g);

      (b) the warranties and representations of each of Calibre LLC, the Members and Tomlinson contained in Sections 5.1 through 5.4 shall be true in all material respects on the Closing with the same effect as though made at and as of such time;

      (c) the results of the Purchaser's due diligence examination of Calibre LLC, Calibre Inc., the Calibre Properties, the Member Properties and the Tomlinson Properties shall be satisfactory to the Purchaser;

       (d) there shall have been no material adverse change in the financial condition or assets of Calibre Inc.;

       (e) there shall have been no options, warrants or other rights to acquire shares of Calibre Inc. or agreements or options to acquire the CI Shares other than this Agreement;

       (f) there shall be no increase in the number of shares of Calibre Inc. issued and outstanding above the numbers of such shares issued and outstanding as at the date hereof; and

       (g) no Governmental Authority shall have enacted any statute, regulation or bylaws or announced any policy that will materially and adversely affect the value of the CI Shares, the Calibre Properties, the Member Properties or the Tomlinson Properties.

7.6 ESCROW OF CLOSING DOCUMENTS. The parties recognize that certain formalities for the completion of the transactions contemplated by this Agreement and Approvals may not be completed as at the Closing Date. In such circumstance, the parties will place all closing documents in escrow with solicitors for the Purchaser until such time as confirmations regarding completion of these formalities and Approvals are received by the Purchaser or as otherwise required on terms agreeable by each of the parties, acting reasonably. Upon receipt of such confirmations, the escrow will be terminated and all closing documents will be released to the parties entitled thereto. The parties will take all actions as may be necessary to formalize the transactions contemplated hereby.

8.     TERMINATION

8.1 MUTUAL TERMINATION. This Agreement may, prior to the Closing Date, be terminated by the Purchaser, Calibre LLC, the Members and Tomlinson by written agreement notwithstanding anything contained herein.

8.2    UNILATERAL TERMINATION.

       (a) If any of the conditions contained in section 7.3 shall not be fulfilled or performed on or before the Closing Date and such condition has not been waived by the parties in accordance with the provisions of section 7.3, either of the parties may terminate this Agreement by notice to the other party and in such event both parties shall be released from all obligations under this Agreement and all rights of specific performance by either party shall terminate. Calibre LLC's, the Members' and Tomlinson's right to so terminate shall be exercised by Calibre LLC.

       (b) If any of the conditions contained in section 7.4 shall not be fulfilled or performed on or before the Closing Date, Calibre LLC, the Members and Tomlinson may terminate this Agreement by written notice to the Purchaser signed by Calibre LLC and in such event Calibre LLC, the Members and Tomlinson shall be released from all obligations hereunder and all rights of specific performance by any of the parties hereto shall terminate.

       (c) If any of the conditions contained in section 7.5 shall not be fulfilled or performed on or before the Closing Date, the Purchaser may terminate this Agreement by written notice to Calibre LLC as representative of Calibre LLC, the Members, and Tomlinson, and in such event the Purchaser shall be released from all obligations hereunder and all rights of specific performance by any of the parties hereto shall terminate.

8.3 NOTICE OF UNFULFILLED CONDITIONS. If any party hereto shall determine at any time prior to the Closing Date that it intends to terminate this Agreement because of any unfulfilled and/or unperformed condition precedent contained in this Agreement on the part of the other party to be fulfilled and/or performed, it shall so notify the other party forthwith upon making such determination to the end that such other party shall have the right and opportunity to take such steps, at its own expense, as may be necessary for the purpose of fulfilling and/or performing such condition precedent within a reasonable period of time, but in no event later than 30 days after the receipt of such Written notice by such other party of its intention to terminate this Agreement.

9.     GENERAL PROVISIONS

9.1 Time is and will be of the essence of each and every provision of this Agreement.

9.2 Each of the parties will, at their respective expense, execute and deliver all such further documents and instruments, give all such further assurances, and do all such acts and things as the other or its solicitors may, either before or after the Closing Date, reasonably require to carry out the full intent and meaning of this Agreement.

9.3 This Agreement contains the whole agreement among Calibre LLC, the Members, Tomlinson and the Purchaser in respect of the subject matter hereof and supersedes and replaces the Letter of Understanding and all prior negotiations, communications and correspondence. There are no warranties, representations, terms, conditions or collateral agreements, express or implied, statutory or otherwise, other than as expressly set forth in this Agreement.

9.4 This Agreement will entire to the benefit of and be binding upon the parties and each of them and their respective heirs, successors, liquidators, executors and assigns. No party may assign any of its right, title or interest in, to or under this Agreement, nor will any such purported assignment be valid amongst the parties hereto, except with the prior written consent of all parties hereto, such consent not to be unreasonably withheld.

9.5 This Agreement is being delivered in and is intended to be performed in British Columbia, and shall be construed and interpreted in accordance with the laws of British Columbia and the laws of Canada applicable therein. The parties irrevocably attorn to the jurisdiction of the arbitrators and courts of British Columbia and the venue for any actions or arbitrations arising out of this Agreement will be Vancouver, British Columbia.

9.6 Any notices required or permitted to be given under this Agreement will be in writing and will be duly and properly given and received if delivered, telecopied or mailed by prepaid post, in each case addressed to the intended recipient at its respective address appearing on the first page of this Agreement (or at such other address as a party may from time to time designate by notice in writing to the other parties in accordance with this section), and any such notice will be deemed to have been given and received, if delivered, when delivered to such address, and if telecopied, on the next business day after the telecopying of the same or, if mailed, on the tenth business day after depositing the same in any post office in Canada unless postal service is disrupted after the mailing of such notice, in which case the party giving notice will forthwith give such notice in another permitted manner.

9.7 No amendment, waiver, termination or variation of the terms, conditions, warranties, covenants, agreements and undertakings set out herein will be of any force or effect unless the same is reduced to writing duly executed by all parties hereto in the same manner and with the same formality as this Agreement is executed.

9.8 In the event that any date on which any action is required to be taken or by which notice is to be received hereunder is not a Business Day, such action shall be required to be taken on and such notice shall be required to be received by the next succeeding day which is a Business Day.

9.9 No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar) and no waiver will constitute a continuing waiver unless otherwise expressly provided.

9.10 The representations, warranties, covenants and agreements contained in this Agreement shall not merge in the Closing and shall have no further force or effect from and after the Closing Date.

9.11 WAIVER OF REPRESENTATION TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE OPERATIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES IN THIS SECTION 9.11 ARE "CONSPICUOUS DISCLAIMERS" FOR PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER. THE EXPRESS REPRESENTATIONS OF CALIBRE LLC, THE MEMBERS AND TOMLINSON CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF, AND CALIBRE LLC, THE MEMBERS AND TOMLINSON EXPRESSLY DISCLAIM AND NEGATE AND PURCHASER HEREBY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, WITH RESPECT TO THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES, IF ANY, OF OIL, GAS OR OTHER HYDROCARBONS IN OR UNDER THE PROPERTIES, THE ENVIRONMENTAL CONDITION, BOTH SURFACE AND

SUBSURFACE, OR OTHER CONDITIONS OF THE PROPERTIES, OR THE OWNERSHIP OR OPERATION OF THE PROPERTIES OR ANY PART THEREOF OR FOR CLAIMS BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN. EXCEPT AS OTHERWISE PROVIDED HEREIN AND EXCEPT FOR THE TITLE WARRANTY CONTAINED IN THE ASSIGNMENT AND BILL OF SALE, PURCHASER AGREES THAT CALIBRE LLC, THE MEMBERS AND TOMLINSON ARE CONVEYING THE ASSETS WITHOUT REPRESENTATION OR WARRANTY AND CALIBRE LLC, THE MEMBERS AND TOMLINSON DO NOT MAKE OR PROVIDE, AND PURCHASER HEREBY WAIVES, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE AND SPECIFICALLY IN THE CASE OF THE PERSONAL PROPERTY WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO SAMPLES, OR CONDITIONS OF ANY OF THE PROPERTIES. CALIBRE LLC, THE MEMBERS AND TOMLINSON DISCLAIM AND NEGATE, AND PURCHASER HEREBY WAIVES ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE OR FOR CLAIMS BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN. THE ITEMS OF PERSONAL PROPERTY, EQUIPMENT, IMPROVEMENTS, FIXTURES AND APPURTENANCES CONVEYED AS PART OF THE PROPERTIES ARE SOLD, AND PURCHASER ACCEPTS SUCH ITEMS "AS IS, WITH ALL FAULTS." THERE ARE NO WARRANTIES THAT EXTEND BEYOND THE FACE OF THIS AGREEMENT. PURCHASER ACKNOWLEDGES THAT THIS WAIVER IS CONSPICUOUS.

10.    COUNTERPARTS

10.1 This Agreement, and any certificates or other writing delivered in connection herewith, may be executed in any number of counterparts with the same effect as if all parties had all signed the same documents, and all such counterparts and adopting instruments will be construed together and will constitute one and the same instrument. The execution of this Agreement and any other writing by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto, and executed copies delivered to each party who is a party hereto or thereto. Such delivery may be made by facsimile transmission of the execution page or pages, hereof or thereof, to each of the other parties by the party signing the particular counterpart, provided that forthwith after such facsimile transmission, an originally executed execution page or pages is forwarded by prepaid express courier to each of the other parties by the party signing the particular counterpart.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the day and year first above written.


BENZ ENERGY LTD.                      )
                                      )
By: /s/ [illegible]                   )
   ---------------------------------  )
Authorized Signatory                  )





CALIBRE ENERGY, L.L.C.                )
                                      )
                                      )
                                      )
By: /s/ Heather J. Tomlinson          )
   ---------------------------------  )
Authorized Signatory   Manager        )





CALIBRE OIL & GAS, INC.               )
                                      )
                                      )
                                      )
                                      )
By: /s/ Heather J. Tomlinson          )
   ---------------------------------  )
Authorized Signatory   Director       )

THE SLATTERY TRUST                    )
                                      )
                                      )
                                      )
By: /s/ Prentis Tomlinson             )
   ---------------------------------
Name: Prentis Tomlinson, Trustee





THE STARBUCKS TRUST                   )
                                      )
                                      )
                                      )
By: /s/ Heather J. Tomlinson          )
   ---------------------------------  )
Name: Heather Tomlinson, Trustee      )



                                      )
                                      )
                                      )
 /s/ Todd Grabois                     )
------------------------------------  )
TODD GRABOIS                          )




                                      )
                                      )
                                      )
 /s/ Robert Novak                     )
------------------------------------  )
ROBERT NOVAK                          )




                                      )
                                      )
                                      )
 /s/ Prentis B. Tomlinson, Jr.        )
------------------------------------  )
PRENTIS B. TOMLINSON, JR.             )